                                                                      Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____


                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)


399 Park Avenue, New York, New York                           13-5266470
Address of principal executive office                         (I.R.S. employer
                                                              identification no.


                     Daimler-Benz Vehicle Owner Trust 1998-A
                c/o Daimler-Benz Vehicle Receivables Corporation


(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                                identification no.
         Delaware                                             13-3770955
                                                              19801
1201 North Market Street                                      19801
Wilmington, DE

                           Securitized Debt Securities

                       (Title of the indenture securities)



1) Daimler Benz Auto Grantor Trust 1995-A - Asset Backed dated 11/1/95 $600,163,184.00
         Class A $570,155,025.00 5.85% due 5/15/2002
         Class B $30,008,159.00 5.85% due 5/15/2002

2)       Daimler Benz Vehicle Trust 1996-A - Asset Backed dated 11/01/96
         $862,928,985.00
         Class A $795,188,138.00 5.85% due 7/20/2003
         Class B $67,739,847.00 5.85% due 7/20/2003

3) Daimler Benz North America 1997-A - Asset Backed dated 10/17/97 $ 657,019,404.00
         Class A $657,019,404.00 6.05% due 03/31/2005

4) Daimler Benz A.G. - Debenture/Conv Debt dated 5/15/97 $1,000,000,000.00 American Depositary Notes for 5.75% Subordinated Mandatory Convertible Notes due 11/15/2001

5)       Item 1.  General Information.

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Name                                        Address
                  Comptroller of the Currency                 Washington, D.C.

                  Federal Reserve Bank of New York            New York, NY
                  33 Liberty Street
                  New York, NY

                  Federal Deposit Insurance Corporation       Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2.  Affiliations with Obligor.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                           None.

Item 16.          List of Exhibits.

                  List below all exhibits filed as a part of this Statement of Eligibility.

                  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

                  Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

                  Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

                  Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

                  Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to

                  Registration Statement No. 33-34988)

                  Exhibit 5 - Not applicable.

                  Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

                  Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as September 30, 1998 - attached)

                  Exhibit 8 - Not applicable.

                  Exhibit 9 - Not applicable.



                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the _8th day of , December 1998.



                                           CITIBANK, N.A.

                                           By:       /s/ Cindy Tsang
                                                    (Authorized Officer)

                                Charter No. 1461
                           Comptroller of the Currency
                              Northeastern District
                               REPORT OF CONDITION
                                  CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                 SUBSIDIARIES OF

                                 Citibank, N.A.

of New York in the State of New York, at the close of business on September 30, 1998 published in response to call made by Comptroller of the Currency under Title 12, United States Code, Section 161, Charter Number 1461 Comptroller of the Currency Northeastern District.

                                     ASSETS


                                                                        Thousands
                                                                        of dollars
Cash and balances due from depository institutions;
   Noninterest-bearing balances and currency and coin...........      $   8,336,000
Interest-bearing balances.......................................         14,937,000
Held-to-maturity securities.....................................                  0
Available-for-sale securities...................................         33,505,000
   Federal funds sold and securities purchased
   under agreements to resell...................................         11,948,000
Loans and lease financing receivables:
   Loans and Leases, net of unearned income.....................      $ 174,282,000
   LESS; Allowance for loan and lease losses....................         $4,631,000
Loans and leases, net of unearned income, allowance, and
   reserve......................................................        169,651,000
Trading assets..................................................         36,759,000
Premises and fixed assets (including capitalized leases)........          3,757,000
Other real estate owned.........................................            510,000
Investments in unconsolidated subsidiaries and associated
   companies....................................................          1,252,000
Customers' liability to this bank on acceptances outstanding....          1,611,000
Intangible assets...............................................          2,965,000
Other assets....................................................         10,891,000
                                                                      -------------
TOTAL ASSETS....................................................      $ 296,122,000
                                                                      =============

                                   LIABILITIES


                                                             Thousands
                                                             of dollars
Deposits:
   In domestic offices .................................    $ 38,517,000
   Noninterest-bearing .................................    $ 12,875,000
   Interest-bearing ....................................    $ 25,642,000
In foreign offices, Edge and Agreement subsidiaries, and
   IBF's ...............................................     162,357,000
   Noninterest-bearing .................................    $ 10,724,000
   Interest-bearing ....................................    $151,633,000
Federal funds purchased and securities sold under
   agreements to repurchase ............................       8,114,000
Trading liabilities ....................................      31,664,000
Other borrowed money (includes mortgage indebtedness
and obligations under capitalized leases):
   With a remaining maturity of one year or less .......      10,429,000
   With a remaining maturity of more than one year
   through three years .................................       1,405,000
   With a remaining maturity of more than three years ..       2,160,000
Bank's liability on acceptances executed and outstanding       1,684,000
Subordinated notes and debentures ......................       6,000,000
Other liabilities ......................................      15,590,000
                                                            ------------
TOTAL LIABILITIES ......................................    $277,920,000
                                                            ============

                                 EQUITY CAPITAL

                                                                 Thousands
                                                                 of dollars
Perpetual preferred stock and related surplus .............                0
Common stock ..............................................    $     751,000
Surplus ...................................................        7,771,000
Undivided profits and capital reserves ....................       10,629,000
Net unrealized holding gains (losses) on available-for-sale
   securities .............................................         (245,000)
Cumulative foreign currency translation adjustments .......         (704,000)
                                                               -------------
TOTAL EQUITY CAPITAL ......................................    $  18,202,000
                                                               -------------
TOTAL LIABILITIES LIMITED-LIFE PREFERRED
   STOCK, AND EQUITY CAPITAL ..............................    $ 296,122,000
                                                               =============

        I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                                 ROGER W. TRUPIN
                                                                      CONTROLLER

        We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                                 PAUL J. COLLINS
                                                                    JOHN S. REED
                                                               WILLIAM R. RHODES
                                                                       DIRECTORS